EXHIBIT 10.1

Dated                                       2014

(1) DIMITRY GENKIN

AND

(2) FDS PHARMA

AND

(3) LIPOXEN TECHNOLOGIES LIMITED

AND

(4) XENETIC BIOSCIENCES INC

INTELLECTUAL PROPERTY ASSIGNMENT

KEYSTONE LAW

53 Davies Street, London W1K 5JH
DX: 2307 Victoria
Telephone: 020 7152 6550
Fax: 0845 458 9398
enquiries@keystonelaw.co.uk
www.keystonelaw.co.uk

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THIS DEED is dated                                       2014

PARTIES

(1)	DMITRY GENKIN a citizen of the Russian Federation with an address of ("the First Assignor");

(2)	FDS PHARMA a limited partnership formed under the laws of England and Wales with limited partnership number LP005073 whose registered office is at 82 St John Street, London, EC1M 4JN (the "Second Assignor"/"FDS")

together the "Assignors"

(3)	LIPDXEN TECHNOLOGIES LIMITED incorporated and registered in England and Wales with company number 03401495 whose registered office is at 5th Floor,15 Whitehall, London, SW1A 2DD ("the Assignee"/"Lipoxen");

(4)	XENETIC BIOSCIENCES INC. a Nevada corporation with its principal office and place of business at 99 Hayden Ave, Suite 230, Lexington, MA and the ultimate parent company of the Assignee ("Xenetic"); and

BACKGROUND

(A)	Lipoxen and FDS entered into an Agreement for the Provision of Manufacturing and Clinical Development Services (the "PMCDS") dated 10 October 2005 by which FDS was to be granted Milestone Shares through several Milestone Allotments set forth in Schedule 2 of the PMCDS in return for services;

(B)	The Parties having now agreed that all obligations under the PMCDS have been discharged or are hereby varied, the PMCDS is deemed to have expired pursuant to Clause 10.1 of the PMCDS;

(C)	On or about 2 June 2009 the Assignors and the Assignee entered into an oral agreement for the assignment of Intellectual Property Rights on the same terms as provided herein;

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(D)	The Assignee entered into a Collaboration, Licence and Development Agreement dated 11 November 2009 with Pharmasynthez ZAO and a separate Agreement on Co-Development and the Terms of Exclusive License dated 4 August 2011 with Synbio LLC (collectively, the "Pharms and Synbio Agreements");

(E)	The Assignors have and continue to take part in work on behalf of Pharmsynthez LAO and Synbio LLC and through this work have provided and will provide an inventive contribution to the Lipoxen Technology;

(F)	The Assignors continue to work on the Lipoxen Technology outside the scope of the Pharms and Synbio Agreements and the PMCDS and thereby to contribute inventive input into the Lipoxen Technology;

(G)	in consideration of the grant of the Shares provided by Xenetic as set out in Clause 4 herein to the Second Assignor, the Assignors wish to assign to the Assignee all right, title and interest they may have in the Intellectual Property Rights created by either of them during the course of their work on behalf of, or in collaboration with, the Assignee;

(H)	The Parties wish to confirm in writing the variation to and expiry of the PMCDS, the issuance of Shares in full satisfaction of the Assignee's obligation under the PMCDS and the oral agreement of June 2009 regarding the assignment of Intellectual Property Rights from the Assignors to the Assignee.

IT IS AGREED as follows:

1. INTERPRETATION

The following definitions and rules of interpretation apply in this Deed.

1.1 Definitions:

Agreement: means this agreement between the Parties set out above and executed as a Deed.

Arising IP Rights: means any and all Intellectual Property Rights arising from or in relation to the work carried out by the Assignors by or on behalf of the Assignee pursuant to the Pharms and Synbio Agreements.

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Assigned IP Rights: means the Intellectual Property Rights hereby assigned by the Assignors to the Assignee pursuant to this Agreement.

Business Day: means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Confidential Information: means any and all data, results, know-how, show-how, software, algorithms, trade secrets, plans, forecasts, analyses, evaluations, research, technical information, business information, financial information, business plans, strategies, customer lists, marketing plans or other information whether oral, in writing, in electronic form or in any other form, and any physical items, compounds, components or other materials disclosed before, on or after the date of the PMCDS by one party to the other party which is either designated as confidential or which is of a confidential nature.

Delivery Materials: means the most up-to-date and complete data, media, documents, reports and any other information or writing in the Assignors' possession relating to the Assigned IP Rights.

FDS Contracts: means any contract between FDS and a third party relating to the Services (as defined in the PMCDS) including without limitation the Cell Line Agreement, the CRO Agreement and the Sub-contracting Agreements (as defined in the PMCDS).

Foreground: means all Intellectual Property Rights created or arising in the course of the provision of the Services (as defined in the PMCDS) including but not limited to:

(a)	the results of any and all information, data and know how generated or arising out of the Clinical Trials (as defined in the PMCDS) and all Intellectual Property Rights relating thereto;
(b)	any and all Intellectual Property Rights created by or on behalf of FDS relating to conjugates of (i) PSA and insulin; and (ii) PSA and interferon;
(c)	the Master Cell Lines (as defined in the PMCDS);
(d)	any and all unmodified or modified derivatives, progeny or other substance created or generated through use of the Master Cell Lines by or on behalf of FDS in the course of the provision of the Services and all Intellectual Property Rights relating thereto; and
(e)	any and all Intellectual Property Rights created by or on behalf of FDS relating to the method of manufacturing insulin and interferon from the Master Cell Lines and the process of creating conjugates of PSA and insulin and PSA and interferon.

ImuXen Patents: means the Patents set out in Schedule 2 to this Agreement including any continuations, continuations in part, extensions, reissues, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing.

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Intellectual Property Rights: means patents, utility models, rights to inventions, copyright and neighbouring and related rights, trade marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, database rights, rights in data, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

Lipoxen Background: means all Intellectual Property Rights belonging to or licensed to Lipoxen at the Commencement date of the PMCDS including without limitation the PolyXen Patents.

Lipoxen Technology: means

(a)	the ImuXen Technology namely the advanced platform vaccine delivery technology that employs novel liposome constructs to boost the effectiveness of DNA, protein and polysaccharide vaccines that is described in detail in the ImuXen Patents;
(b)	the PolyXen Technology namely the multifaceted platform technology that employs PSA to prolong the active life and improve the pharmacokinetics of therapeutic proteins and peptides, as well as conventional drugs, that is described in detail in the PolyXen Patents;
(c)	the PSA Technology relating to the manufacture of PSA and/or PSA Derivatives; and
(d)	the Oncohist Technology means the multifaceted platform technology histone H1.3 that allows the development of anticancer drugs as described in detail in the Oncohist Patents.

Oncohist Patents: means the Patents set out in Schedule 3 to this Agreement including any continuations, continuations in part, extensions, reissues, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing.

Parties: means Dimitry Genkin, FDS, Lipoxen and Xenetic and "Party" shall mean one of them.

Pharms: means Pharmsynthez ZAO.

PMCDS: means the Agreement for the Provision of Manufacturing and Clinical Development Services between FDS and the Assignee dated 10 October 2005.

PSA: means any polymer containing tow or more sialic acid residues, including the natural polymer polysialic acid, the chemical formula for which is set out in Schedule 4 to this Agreement.

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PSA Derivatives: means any derivative of POLYSIALIC ACID, which shall include but not be limited to, covalent, non-covalent or reversible complexes which involve one or more sialic acid residue.

PolyXen Patents: means the Patents set out in Schedule 5 to this Agreement including any continuations, continuations in part, extensions, reissues, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing.

Shares: means the three million two hundred and fifty-five thousand, seven hundred and eighty-four (3,244,784) common shares of Xenetic (XBIO) stock.

Synbio: means Synbio LLC.

2. OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

2.1 The Assignors hereby assign to the Assignee absolutely with full title guarantee all right, title and interest in and to any and all Intellectual Property Rights created by the Assignors jointly or separately during the course of their work on behalf of, or in collaboration with, the Assignee or otherwise which relates to the Lipoxen Technology. This includes, but is not limited to:

2.1.1 all Intellectual Property Rights with respect to the work which is within the scope of the PMCDS;

2.1.2 the Foreground;

2.1.3 the Arising IPR;

2.1.4 all Intellectual Property Rights created outside the scope of the PMCDS, the Pharms and Synbio Agreements and which is related to:

2.1.4.1 the use of histone HI, including, but not limited to Histone HI .4, for the siRNA delivery;

2.1.4.2 the use of Histone generally as a delivery platform;

2.1.4.3 the use of PSA as a delivery platform for the treatment of central nervous system ("CNS") syndromes;

2.1.4.4 the use of Xenetic Intellectual Property Rights for the development of treatments for new indications; and

2.1.4.5 the use of PSA as a delivery platform of a therapeutic across the blood brain barrier.

2.1.5 any other Intellectual Property Rights related to the Lipoxen Technology. collectively, the "Assigned IP Rights".

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2.2 The assignment includes all right title and interest to:

2.2.1 any patent application or right to apply for a patent:

2.2.1.1 the right to claim priority from and to prosecute and obtain grant of patent; and

2.2.1.2 the right to file divisional applications based thereon and to prosecute and obtain grant of patent on each and any such divisional application.

2.2.2 in respect of each and any invention disclosed in a patent, the right to file an application, claim priority from such application, and prosecute and obtain grant of patent or similar protection in or in respect of any country or territory in the world;

2.2.3 the right to extend to or register in or in respect of any country or territory in the world each and any patent, and each and any of applications comprised in a patents or filed as aforesaid, and to extend to or register in, or in respect of, any country or territory in the world any patent or like protection granted on any of such applications.

2.2.4 the absolute entitlement to any patents granted pursuant to any of the applications comprised in a patent or filed as aforesaid.

2.3 The assignment includes the right to bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief (and to retain any damages recovered) in respect of any infringement, or any other cause of action arising from ownership, of any of the Assigned IP Rights, whether occurring before on or after the date of this Agreement.

3. FURTHER ASSURANCES

3.1 The Assignors appoint the Assignee to be their attorney in their name and on their behalf to execute documents, use the Assignors' names and do all things that are necessary or desirable for the Assignee to obtain for itself or its nominee the full benefit of Clauses 2 and 3.

3.2 This power of attorney is irrevocable and is given by way of security to secure the performance of the Assignors' obligations under this Clause and the proprietary interest of the Assignee in the Assigned IP Rights and so long as such obligations of the Assignors remain undischarged, or the Assignee has such interest, the power may not be revoked by the Assignors, save with the consent of the Assignee.

3.3 The Assignee may, in any way it thinks fit and in the name and on behalf of the Assignors:

3.3.1 take any action that this Agreement requires the First or Second Assignor to take;

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3.3.2 exercise any rights which this Agreement gives to the First or Second Assignor; and

3.3.3 appoint one or more persons to act as substitute attorney(s) for the First or Second Assignor and to exercise such of the powers conferred by this power of attorney as the Assignee thinks fit and revoke such appointment.

3.4 The Assignors undertake to ratify and confirm everything that the Assignee and any substitute attorney does or arranges or purports to do or arrange in good faith in exercise of any power granted under this clause.

3.5 To the extent that any rights, title and interests, including all Intellectual Property Rights anywhere in the world, whether registered or not, and all benefits and rights to sue or obtain relief for any past, current or future infringement or violation of such rights, in and to the Assigned IP Rights (or any part thereof) in any country of the world may remain or become vested in the First or Second Assignor they shall and hereby agree, at the Assignee's prior written request and expense, to irrevocably assign, transfer and convey and/or undertake to procure that such related corporations shall irrevocably assign, transfer and convey, absolutely and unconditionally, to the Assignee, the said right, title and interest by way of agreement in a form substantially similar to the assignment provisions of this Agreement save that no payment shall be made by the Assignee in addition to that made pursuant to this Agreement in consideration of the said confirmatory assignment, transfer, conveyance or procurement thereof.

3.6 The Assignors agree and confirm that, other than the Shares, no additional sums, royalties, payments and/or other charges of any kind shall be directly payable by the Assignee to the Assignors under this Agreement for the assignment and conveyance of the Assigned IP Rights.

3.7 At the Assignee's prior written request and expense, the Assignors each undertake to do any and all acts and execute any and all documents in such manner and at such location as may be required by the Assignee in the Assignee's discretion to:

3.7.1 protect, perfect or enforce any of the rights, privileges and entitlements granted or promised to the Assignee by this Agreement; and

3.7.2 enable the Assignee to pursue or prosecute any application in respect of the Assigned IP Rights to registration in favour of the Assignee or such other party as the Assignee may direct. For the purposes of the provisions above and without prejudice to its generality, the Assignors each hereby undertake at the request of the Assignee to sign and execute such formal assignment documents as may be required by the relevant registries anywhere in the world, in the form required by such registry.

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3.8 The Assignors each undertake to reasonably cooperate with the Assignee in any proceedings for infringement of any Assigned IP Rights, including providing such information as the Assignee may reasonably request, provided that the Assignee shall reimburse any costs or expenses incurred by the Assignors in providing such cooperation.

3.9 The Assignors hereby authorise the recording of this Agreement with the relevant patent or other Intellectual Property Rights registries anywhere in the world by agents appointed by the Assignee.

3.10 The Assignors shall upon a written request from the Assignee or Xenetic, furnish, deliver, divulge, transfer, disclose, impart or otherwise communicate to the Assignee, the most up-to-date and complete data, media, documents, reports and any other information or writing in their possession and/or control relating to the Assigned IP Rights (the "Delivery Materials").

3.11 The Assignors shall at the request of the Assignee:-

3.11.1 provide the Assignee, free of charge, with up to 90 days of consultancy services at the Assignee's premises in the UK or the US to assist the Asssignee to understand the Assigned IP Rights; and/or

3.11.2 provide samples, in a form reasonably satisfactory to the Assignee, of any physical materials (including cell lines) created or developed by either of the Assignors either (a) pursuant to the PMCDS; or (b) otherwise and which relate directly to the Lipoxen Technology. Title to any such physical deliverables will pass to the Assignee on receipt by the Assignee of the relevant samples.

3.12 A failure to provide the Delivery Materials within 90 days of such a written request or to comply with the provisions of Clause 3.11 of this Agreement will result in a claim for damages against the Assignors up to a sum equivalent to the value of the Shares issued pursuant to this Agreement.

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4. CONSIDERATION FOR ASSIGNMENT

4.1 In consideration for assigning the Assigned IP Rights to the Assignee (which is owned by Xenetic) and pursuant to Clause 5.6 of the PMCDS, the Second Assignor, which is owned in part by the First Assignor, shall be granted three million two hundred and fifty-five thousand, seven hundred and eighty-four (3,244,784) common shares of Xenetic (XBIO) stock (the "Shares") by way of board grant to properly effect such issue of stock and ratify this Agreement.

4.2 In connection with the Share issuance, the Second Assignor represents and warrants to Xenetic and the Assignee that all the representations and warranties set forth on Schedule 1 hereto are true and correct in all respects.

4.3 Additionally, in connection with the Shares issuance, the Second Assignor agrees to abide by the requirements of Xenetic set forth in Schedule 1 hereto.

4.4 The Assignors have each reviewed with their own tax advisors the tax consequences of the transaction as contemplated by this Agreement. With respect to such matters, the Assignors warrant and represent that, individually and jointly, they are relying solely on advice received by them from their own tax advisors and not on any written or oral statements or representations of the Company or any of its agents or advisors. The Assignors understand that, individually and jointly, they shall be solely responsible for any tax liability, charge or other impost made upon them that may arise as a consequence of this Agreement and hereby fully indemnify the Company and the Assignee against any such claim howsoever arising.

4.5 The Assignors hereby agree that the payment referred to in Clause 4.1 shall extinguish any and all remaining obligations under Clause 5 of the PMCDS and that upon the grant of the Shares, no further consideration will be due to either of them pursuant to the PMCDS or otherwise.

5. Expiry of the PMCDS

5.1 The Parties hereby agree a variation to the PMCDS to provide that those obligations under the PMCDS that remain as at the date of this Agreement still to be discharged are hereby deemed to have been discharged and that, upon the share issue pursuant to Clause 4.1 above, the PMCDS will expire pursuant to Clause 10.1 of that Agreement.

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5.2 Within 90 days of the expiry of the PMCDS, the Second Assignor shall complete the following acts set out at clause 11.1 of the PMCDS to the extent they have not already been completed:

5.2.1 provide to the Assignee a detailed report setting out the progress it has made with the Development Programme (as defined in the PMCDS);

5.2.2 provide to the Assignee all data (including without limitation clinical trials data) know-how and materials generated by or on behalf of the Second Assignor in connection with the provision of Services (as defined in the PMCDS) and do all such further things as are necessary or desirable to ensure that the Assignee is entitled and able to utilise all such data, know-how and materials;

5.2.3 hereby assign (to the extent title has not previously passed pursuant to the PMCDS) to the Assignee all of the Foreground;

5.2.4 return or (at the Assignee's option) destroy all other data, know-how and materials provided to the Second Assignor by the Assignee or generated by the Second Assignor in connection with the provision of Services as defined in PMCDS.

5.3 All rights or remedies of each of the Parties arising from any breach of the PMCDS shall continue to be enforceable.

5.4 The Second Assignor shall no longer be licensed to use or otherwise exploit in any way, either directly or indirectly the Lipoxen Background or the Foreground and the Second Assignor shall and shall procure that its Appointed CRO shall, forthwith cease all activities requiring a licence from the Assignee.

5.5 At the written request of the Assignee, the Second Assignor shall assign to the Assignee any one or all of the FDS Contracts.

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5.6 The following clauses of the PMCDS shall continue in full force and effect: 1, 2.13, 5.11, 5.12, 6.1, 6.4, 6.5, 7.1, 7.5, 8,9.

5.7 Each of the Assignee and the Second Assignor shall return to the other within a reasonable period of time all Confidential Information and any copies thereof disclosed to it by the other party.

6. WARRANTIES AND INDEMNITIES

6.1 The Assignors warrant and represent jointly and severally to the Assignee and Xenetic that:-

6.1.1 jointly or separately they are the sole legal and beneficial owners of, and own all the rights and interests in the Assigned IP Rights;

6.1.2 neither of the assignors has prior to the date of this Agreement and will not thereafter assign or licence or purport to assign or licence any of the Assigned IP Rights to any third party;

6.1.3 neither of the Assignors is aware of any infringement or likely infringement of, or any challenge or likely challenge to the Assigned IP Rights;

6.1.4 the Assignors will notify the Assignee in writing if any of the Delivery Materials includes any materials which are proprietory to or the confidential information of Pharms or Synbio;

6.1.5 the Assignors have disclosed to the Assignee any and all FDS Contracts in existence as at the date of this Agreement;

6.1.6 each of the Assignors will comply with the restrictions set out in Clause 6.6;

6.1.7 the Assignors have disclosed to the Assignee any and all relationships with third parties (including employment, consultancy or other agreements) which would prevent or restrict either of them from assigning to the Assignee any and all Intellectual Property Rights created by either of them relating to the Lipoxen Technology; and

6.1.8 so far as either of them is aware, exploitation of the Assigned IP Rights will not infringe the rights of any third party.

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6.2 The Assignors jointly and severally shall indemnify each of the Assignee and Xenetic against all liabilities, costs, expenses, damages or losses (including any direct or indirect consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by the Assignee arising out of or in connection with:

6.2.1 any breach by the First or Second Assignor of the warranties in Clause 6.1 above and Schedule 1 hereto;

6.2.2 the enforcement of this Agreement; and

6.2.3 any claim brought against either the Assignee or Xenetic or both of them by Pharms or Synbio arising out of the acts or omissions of the First or Second Assignors in relation to the Pharms and Synbio Agreements.

6.3 Nothing in this clause shall restrict or limit the Assignee's or Xenetic's general obligation at law to mitigate a loss it may suffer or incur as a result of an event that may give rise to a claim under this indemnity.

6.4 This indemnity shall apply whether or not the Assignee or Xenetic has been negligent or at fault.

6.5 The Assignors each agree not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Assignee, any of its Group companies, its assigns, transferees, representatives, principals, agents, officers or directors any action, suit or other proceeding concerning the Assigned IP Rights in this jurisdiction or any other.

6.6 The Assignors will not do or authorise to be done any act that would, if carried out in the United Kingdom, amount to an infringement of the ImuXen Patents, the PolyXen Patents or the Oncohist Patents.

7. GOVERNING LAW AND JURISDICTION

7.1 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

7.2 Each Party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

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8. GENERAL

Force majeure

8.1 No Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement that result from circumstances beyond the reasonable control of that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

Amendment

8.2 No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

Third party rights

8.3 No one other than a party to this Agreement, their successors and permitted assignees, shall have any right to enforce any of its terms.

Waiver

8.4 No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

Invalid clause

8.5 If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this Clause shall not affect the validity and enforceability of the rest of this Agreement.

No agency

8.6 Save for the provisions of Clause 3 above, no Party shall act or describe itself as the agent of the other nor shall it make or represent that it has authority to make any commitments on the other's behalf.

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Interpretation

8.7 In this Agreement:

8.7.1 the headings are used for convenience only and shall not affect its interpretation;

8.7.2 references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine;

8.7.3 references to clauses and Schedules mean clauses of and schedules to this Agreement unless otherwise specified; and

8.7.4 references to the grant of "exclusive" rights shall mean that the person granting the rights shall neither grant the same rights (in the same field and territory) to any other person, nor exercise those rights itself.

Notices

8.8 Any notice given to a party under or in connection with this Agreement shall be in writing and shall be:

8.8.1 In the case of the Assignor, delivered by hand or pre-paid first-class post or other next working day delivery service at the address above or any subsequent address as may be notified by the Assignor to the Assignee;

8.8.2 In the case of the Assignee:

8.8.2.1 delivered by hand or by pre-paid first-class post or other next working day delivery service at its registered office (if a company) or its principal place of business (in any other case); or

8.8.2.2 sent by fax to its main fax number.

8.9 Any notice shall be deemed to have been received:

8.9.1 if delivered by hand, on signature of a delivery receipt;

8,9.2 if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting.

8.9.3 if sent by fax, at 9.00 am on the next Business Day after transmission.

8.10 Clause 8.9 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

Further action

8.11 Each Party agrees to execute, acknowledge and deliver such further instruments and do all further similar acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

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Announcements

8.12 No Party shall make any press or other public announcement concerning any aspect of this Agreement, or make any use of the name of the other Party in connection with or in consequence of this Agreement. without the prior written consent of the other Party.

Entire agreement

8.13 This Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances. warranties. representations and understandings between them, whether written or oral, relating to its subject matter.

8.14 Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement.

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This Agreement has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it:

Executed as a deed by DIMITRY GENKIN. in the presence of

/s/ Kirill Surkov

Name, address and occupation of witness                    DIMITRY GENKIN

Executed as a deed by FDS PHARMA, acting by [name of first Partner], a partner and [name of second partner]. a partner, in the presence of

/s/ Kirill Surkov                                                                  /s/ DIMITRY GENKIN

_____________________________                          _______________________

Name, address and occupation of witness                    Partner

Executed as a deed by Lipoxen Technologies Limited. acting by M. Scott Maguire, a director and [name of second director]. a director/secretary. in the presence of

/s/

_____________________________                          _______________________

Name, address and occupation of witness                    Director/Secretary

Executed as a deed by Xenetic Biosciences INC, acting by [name of first director]. a director and [name of second director], a director/secretary. in the presence of

/s/

_____________________________                          _______________________

Name, address and occupation of witness                    Director/Secretary

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Schedule 1

Representations, Warranties and Covenants of FDS

1.              Organization; Authority. FDS is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by FDS and performance by FDS of the transactions contemplated by this Agreement have been duly authorized by all necessary limited partnership or other applicable like action, on the part of FDS. This Agreement has been duly executed by FDS, and when delivered by FDS in accordance with the terms hereof, will constitute the valid and legally binding obligation of FDS, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

2.              No Conflicts. The execution, delivery and performance by FDS of this Agreement and the consummation by FDS of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of FDS, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which FDS is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to FDS, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of FDS to perform its obligations hereunder.

3.              Investment Intent. FDS understands that the Shares are "restricted securities" and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. FDS is acquiring the Shares hereunder in the ordinary course of its business. FDS does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; FDS is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.              Investor Status. At the time FDS was offered the Shares, it was, and at the date hereof it is, either (i) an "accredited investor" as defined in Rule 501(a) under the Securities Act or (ii) not a "U.S. person" as defined in Rule 902 of Regulation S of the Securities Act.

5.              General Solicitation. FDS is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

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6.             Experience of FDS. FDS, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. FDS is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

7.             Access to Information. FDS acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Xenetic concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about Xenetic and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Xenetic possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. FDS has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

8.             Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Xenetic or FDS for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of FDS.

9.             Independent Investment Decision. FDS has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement. FDS understands that nothing in this Agreement or any other materials presented by or on behalf of Xenetic to it in connection with the purchase of the Shares constitutes legal, tax or investment advice. FDS has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

10.          Reliance on Exemptions. FDS understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Xenetic is relying in part upon the truth and accuracy of, and FDS's compliance with, the representations, warranties, agreements, acknowledgements and understandings of FDS set forth herein in order to determine the availability of such exemptions and the eligibility of FDS to acquire the Shares.

11.          No Governmental Review. FDS understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

12.          Regulation M. FDS is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by FDS.

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13.          Residency. FDS's offices in which its investment decision with respect to the Shares was made are located at the address immediately below FDS name on its signature page hereto.

14.          FDS understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

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Schedule 2

ImuXen Patents

Refer to Schedule 6 "Master Patent List", which includes the Schedule 2 "ImuXen Patents".

21

Schedule 3

Oncohist Patents

Refer to Schedule 6 "Master Patent List", which includes the Schedule 3 "Oncohist Patents".

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Schedule 4

PSA chemical formula

[***]

23

Schedule 5

PolyXen Patents

Refer to Schedule 6 "Master Patent List", which includes the Schedule 5 "PolyXen Patents''.

24

Schedule 6

Master Patent List

[***]

25

Schedule 6

Master Patent List

[***]

26

Schedule 6

Master Patent List

[***]

27

Schedule 6

Master Patent List

[***]

28

Schedule 6

Master Patent List

[***]

29

Schedule 6

Master Patent List

[***]

30

Schedule 6

Master Patent List

[***]

31

Schedule 6

Master Patent List

[***]

32

Schedule 6

Master Patent List

[***]

33